SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 12, 2002

                               Arch Wireless, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                  000-23232                31-1358569
-------------------------------  --------------   -----------------------------
 (State or Other Jurisdiction     (Commission            (I.R.S. Employer
      of Incorporation)           File Number)          Identification No.)

       1800 West Park Drive, Suite 250
               Westborough, MA                               01581
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  (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code: (508) 870-6700



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ITEM 5.  OTHER EVENTS.

      On July 12, 2002, Arch Wireless, Inc. filed the Emergency Motion of Arch Wireless Operating Company, Inc. to Require Debtors to Include Certain Material Information in Disclosure Statement (the "Arch Motion") attached hereto as
Exhibit 99.1 with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"), in connection with the ongoing proceedings of WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart II, Inc. under chapter 11 of the U.S. Bankruptcy Code (Case No. 01-34275-SAF-11).

      This Current Report on Form 8-K is not a solicitation of the acceptance or rejection of the plan of reorganization filed by WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart II, Inc. (the "WebLink Plan"). Any solicitation of acceptances or rejections of the WebLink Plan must be approved by the Bankruptcy Court after notice and hearing. The Bankruptcy Court has not held a hearing on the Arch Motion and there can be no assurance a hearing will be held on the Arch Motion or the Arch Motion granted. Even if the Arch Motion is granted, there can be no assurance that the transaction contemplated by the letter attached to the Arch Motion, or any other transaction between Arch Wireless, Inc. and WebLink Wireless, Inc., will be consummated.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

EXHIBIT NO.             DESCRIPTION

Exhibit 99.1 Emergency Motion of Arch Wireless Operating Company, Inc., dated July 12, 2002



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 12, 2002                ARCH WIRELESS, INC.


                                    By:         /s/ J. Roy Pottle
                                    Name:      J. Roy Pottle
                                    Title:     Executive Vice President,
                                               Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION

Exhibit 99.1 Emergency Motion of Arch Wireless Operating Company, Inc., dated July 12, 2002